Sensata Technologies Holding plc Announces Offering of $500 Million of Senior Notes by Sensata Technologies B.V.

SWINDON, United Kingdom, August 15, 2022 -- Sensata Technologies Holding plc (NYSE: ST) (“Sensata Technologies”) today announced that its indirect wholly owned subsidiary Sensata Technologies B.V. (the “Issuer”) intends to offer, subject to market and other customary conditions, $500 million in aggregate principal amount of senior notes (the “Notes”) in a private offering that is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).

The Notes will be guaranteed on a senior unsecured basis by each of the Issuer’s wholly owned subsidiaries that is a borrower or a guarantor under Sensata’s senior credit facilities and an issuer or a guarantor under Sensata’s outstanding series of existing notes. The Notes and the guarantees will be the Issuer’s and the guarantors’ senior unsecured obligations and will rank equally in right of payment to all existing and future senior indebtedness of the Issuer or the guarantors, respectively, including the senior credit facilities and outstanding series of existing notes. The Notes and the guarantees will be senior to all the Issuer’s and the guarantors’ existing and future indebtedness that is expressly subordinated to the Notes and the guarantees. The Notes and the guarantees will be effectively junior to the Issuer’s and the guarantors’ existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness, including indebtedness under the senior credit facilities, and will be structurally subordinated to all of the existing and future obligations of any of, as applicable, the Issuer’s or the respective guarantor’s subsidiaries that do not guarantee the Notes.

Sensata Technologies intends to use the net proceeds from the offering of the Notes for the redemption of its 4.875% senior notes due 2023.

The Notes and the related guarantees will be offered only to persons reasonably believed to be “qualified institutional buyers” in reliance on the exemption from registration provided by Rule 144A under the Securities Act and to non-U.S. persons outside the United States in compliance with Regulation S under the Securities Act. The Notes and the related guarantees have not been and will not be registered under the Securities Act or the securities laws of any state or other jurisdiction and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities or blue-sky laws or outside the United States except in compliance with foreign securities laws.

This press release is for informational purposes only and shall not constitute an offer to sell or a solicitation of an offer to buy the Notes or any other securities. The Notes offering is not being made to any person in any jurisdiction in which the offer, solicitation or sale is unlawful. Any offers of the Notes will be made only by means of a private offering memorandum.

About Sensata Technologies

Sensata Technologies is a global industrial technology company striving to create a cleaner, more efficient, electrified and connected world. Through its broad portfolio of sensors, electrical protection components and sensor-rich solutions which create valuable insights, Sensata helps its customers address increasingly complex engineering and operating performance requirements. With more than 21,000 employees and operations in 13 countries, Sensata serves customers in the automotive, heavy vehicle & off-road, industrial, and aerospace markets.

Safe Harbor Statement

Statements in this release which are not historical facts, such as those that may be identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “would,” and similar expressions, are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. These risks and uncertainties include, but are not limited to, the consummation of the offering by the Issuer and the use of proceeds. Detailed information about some of the other known risks is included in our Annual Report on Form 10-K for the year ended December 31, 2021 and our other reports filed with the Securities and Exchange Commission. Because actual results could differ materially from our intentions, plans, expectations, assumptions and beliefs about the future, you are urged to view all forward-looking statements contained in this news release with caution. Except as required by applicable law, we do not undertake to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events, or otherwise.

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Media Contact:                    Investor Contact:
Alexia Taxiarchos                    Jacob Sayer
Head of Media Relations                Vice President, Finance
+1 (508) 236-1761                    +1 (508) 236-1666
ataxiarchos@sensata.com             jsayer@sensata.com